SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                    SECURITIES AND EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported): January 4, 1998


                                LUKENS INC.
             (Exact Name of Registrant as Specified in Charter)


Delaware                            1-3258              23-2451900
(State or Other Jurisdiction      (Commission         (IRS Employer
of Incorporation)                 File Number)        Identification Number)


 50 South First Avenue, Coatesville, PA                   19320-0911
 (Address of principal executive offices)                 (Zip Code)


Registrant's Telephone number, including area code   (610) 383-2000


Item 5. Other Events.

        On January 4, 1998, Bethlehem Steel Corporation ("Bethlehem"), Lukens Acquisition Corporation ("Merger Sub") and Lukens Inc. ("Lukens") entered into an amendment (the "Amendment") to the Agreement and Plan of Merger dated as of December 15, 1997 (as so amended, the "Amended Merger Agreement"), pursuant to which, among other things, at the effective time (the "Effective Time") of the merger of Merger Sub with and into Lukens (the "Merger"), holders of shares of common stock, par value $.01 per share, of Lukens ("Lukens Common Stock") can elect to receive for each such share either (i) $30 in cash, without interest thereon, or (ii) a number, not less than 2.878 or greater than 4.317, of shares of common stock, par value $1.00 per share, of Bethlehem ("Bethlehem Common Stock") based on the average of the daily closing price per share of Bethlehem Common Stock as reported on the New York Stock Exchange ("NYSE") Composite Transactions Tape for the 15 consecutive NYSE trading days immediately preceding the third full NYSE trading day prior to the Effective Time of the Merger, subject to the limitation that the amount of cash to be paid and the amount of Bethlehem Common Stock to be delivered in the Merger will not exceed 68% and 32%, respectively, of the total value of the consideration to be paid or delivered by Bethlehem in the Merger. At the Effective Time of the Merger, holders of shares of Series B ESOP Convertible Preferred Stock, par value $.01 per share, of Lukens ("Lukens Preferred Stock") will receive for each such share the amount of cash and the number of shares of Bethlehem Common Stock they would be entitled to receive had they converted such shares of Lukens Preferred Stock into shares of Lukens Common Stock immediately prior to the Effective Time and did not make an election to receive cash in the Merger.

        Consummation of the Merger is subject to certain conditions, including approval of the Merger by stockholders of Lukens and the receipt of regulatory approvals, including the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        The foregoing discussion of the Amendment is a summary only and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as an exhibit hereto and incorporated by reference herein.

        A joint press release, dated January 5, 1998, announcing the Amendment was issued by Lukens and Bethlehem and is filed as an exhibit hereto and incorporated by reference herein.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        (a) Not applicable.

        (b) Not applicable.

        (c) Exhibits.

        2.1 Amendment dated as of January 4, 1998 to the Agreement and Plan of Merger dated as of December 15, 1997 among Bethlehem Steel Corporation, Lukens Acquisition
               Corporation and Lukens Inc.

        99.1 Joint Press Release of Lukens Inc. and Bethlehem Steel Corporation dated January 5, 1998


                                    SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         LUKENS INC.


Dated:  January 5, 1998             By: /s/ William D. Sprague
                                       -----------------------
                                       William D. Sprague
                                       Vice President, General
                                       Counsel and Secretary


                                 INDEX TO EXHIBITS


Exhibit                             Exhibit
Number


2.1 Amendment dated as of January 4, 1998 to the Agreement and Plan of Merger dated as of December 15, 1997 among Bethlehem Steel Corporation, Lukens Acquisition Corporation and
        Lukens Inc.

99.1    Joint Press Release of Lukens Inc. and Bethlehem Steel
        Corporation dated January 5, 1998